UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 17, 2013 (June 21, 2013)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 17, 2013, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (“SPA”) with Seow Seng Wei for the private placement of up to $6,000,000 of Company securities. In the private placement, the Company would issue up to (i) 750,000 shares of convertible redeemable Series A Preferred Stock (“Series A Preferred Stock”) at a price of $8.00 per share and (ii) warrants (the “Warrants”) to purchase up to 2,625,000 shares of common stock of the Company (the “Common Stock”). The Series A Preferred Stock is convertible into Common Stock at a conversion price of $0.80 per share. The Warrants will have a three-year term and an exercise price of $0.90 per share.
The private placement will be funded in three tranches. The closing on the initial tranche of 125,000 shares of Series A Preferred Stock and a Warrant to purchase up to 437,500 shares of Common Stock occurred on June 20, 2013, resulting in gross proceeds of $1,000,000 to the Company. The remaining two tranches are expected to fund after a registration statement to be filed by the Company relating to the private placement securities is declared effective by the Securities and Exchange Commission.
Terms of the Series A Preferred Stock
On June 18, 2013, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock (“Certificate of Designation”) with the Secretary of State of Delaware. The Certificate of Designation provides that the Series A Preferred Stock ranks senior to the Common Stock with respect to dividend rights, pari passu to the Common Stock with respect to liquidation rights, and junior to all existing and future indebtedness. Except as required by law, the Series A Preferred Stock shall have no voting rights.
The Certificate of Designation provides for the payment of cumulative dividends at a rate of 8.0% per annum (subject to adjustment in certain circumstances) when, as and if declared by the Board of Directors in its sole discretion. Dividends and any Make-Whole Amount (as defined in the Certificate of Designation), if any, may be paid by the Company in cash or free trading shares of Common Stock (as provided in the Certificate of Designation).
Unless the Company has received the approval of the holders of a majority of the Series A Preferred Stock then outstanding, the Company shall not (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series A Preferred Stock, (iii) amend its certificate of incorporation or other charter documents in breach of any of the provisions in the Certificate of Designation, (iv) increase the authorized number of shares of Series A Preferred Stock, or (v) enter into any agreement with respect to the foregoing.
Upon any liquidation, dissolution or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company, the holders of Series A Preferred Stock shall be entitled to receive, pari passu with any distribution to the holders of Common Stock of the Company, an amount equal to $8.00 per share of Series A Preferred Stock plus any accrued and unpaid dividends.
The Company will have the right to redeem all or a portion of the Series A Preferred Stock at any time at a redemption price of $8.00 per share, plus any accrued and unpaid dividends and plus the Make-Whole Amount (if any).
The Series A Preferred Stock may be converted into shares of Common Stock of the Company at any time at the option of the holder. In the event of a conversion by the holder, the price per share is equal to (a) Original Issue Price (as defined in the Certificate of Designation) multiplied by (b) the number of shares being converted, divided by (c) the conversion price of $0.80.

A conversion by the Company may be effected if certain Equity Conditions (as defined in the Certificate of Designation) are met and in the event that the closing price of the Common Stock exceeds 200% of the conversion price for any 20 consecutive trading days. In the event of a Company conversion, the Company shall issue the number of shares of Common Stock equal to (a) the Original Issue Price multiplied by (b) the number of Series A Preferred Stock being converted, divided by (c) the conversion price of $0.80.
Terms of the Warrants
The Warrants have a three-year term from date of issue. The Warrants are exerciseable only for cash and have an exercise price of $0.90 per share of Common Stock.

Registration Rights Agreement
In connection with the SPA, the Company entered into a Registration Rights Agreement (“RRA”) agreeing to register the shares of Common Stock which may be issued upon (i) conversion of the Series A Preferred Stock, (ii) exercise of the Warrants, and (iii) the payment by the Company of dividends and Make Whole Amounts (if any) on the Series A Preferred. The RRA provides for the filing of a resale registration statement by the Company on or before July 15, 2013 and to be declared effective on or before the 90th day after the filing date.
The foregoing is only a brief description of the material terms of the SPA, the Certificate of Designation, the Warrants and the RRA, each of which is filed as an exhibit to this Current Report on Form 8-K. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities
In addition to the private placement described above, on May 10, 2013, the Company sold 2,500,000 shares of Common Stock to another investor. The shares were sold at a per share price of $0.57, resulting in gross proceeds of $1,425,000 to the Company.
All of the securities described in this Current Report on Form 8-K were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders ("Annual Meeting") on June 18, 2013. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 - Election of two Class 2 directors until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes
Kim J. Huntley	19,882,492	476,044	15,402,464
G. Thomas Marsh	19,893,733	464,803	15,402,464
The director nominees were duly elected.

Proposal 2 - Ratification of appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstain	Broker Non-Votes
34,933,071	714,366	113,563	—
Proposal 2 was approved.

Proposal 3 - Non-binding advisory approval of the compensation of our executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
19,591,963	636,014	130,559	15,402,464
Proposal 3 was approved.

Proposal 4 - Non-binding advisory vote on the frequency of advisory votes on the compensation of our executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
19,512,533	221,349	402,703	221,951	15,402,464
A non-binding advisory vote every one year was approved.

Proposal 5 - To approve an amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's issued and outstanding common stock.

Votes For	Votes Against	Abstain	Broker Non-Votes
30,417,707	4,757,445	585,848	—
Proposal 5 was approved.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description
3.1	Certificate of Designations of Series A Preferred Stock (attached as Exhibit 2 to the Securities Purchase Agreement filed below as Exhibit 10.1)

4.1	Form of Warrant (attached as Exhibit 6 to the Securities Purchase Agreement filed below as Exhibit 10.1)

10.1	Securities Purchase Agreement dated June 17, 2013.

10.2	Registration Rights Agreement dated June 17, 2013.

99.1	Press Release titled “Ascent Solar to Receive $6 Million Funding Boost from Asian Investor” dated June 18, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

June 21, 2013	By:	/s/ Gary Gatchell
Name: Gary Gatchell
Title: Chief Financial Officer and Secretary